As filed with the Securities and Exchange Commission on July 23, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UGI CORPORATION

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-2668356
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

460 NORTH GULPH ROAD

KING OF PRUSSIA, PA 19406

(610) 337-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ROBERT H. KNAUSS, ESQ.

VICE PRESIDENT AND GENERAL COUNSEL

UGI CORPORATION

460 NORTH GULPH ROAD

KING OF PRUSSIA, PENNSYLVANIA 19406

(610) 337-1000

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy of all communications to:

LINDA L. GRIGGS, ESQ.

MORGAN, LEWIS & BOCKIUS LLP

1111 PENNSYLVANIA AVENUE, N.W.

WASHINGTON, DC 20004

(202) 739-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, without par value	400,000 shares	$27.74	$11,096,000	$340.65

(1) Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares that may become issuable as a result of stock splits, stock dividends, or similar transactions.

(2) Pursuant to Rule 457(c), the offering price is computed on the basis of the average of the high and low prices of the Common Stock of UGI Corporation, as reported on the New York Stock Exchange on July 16, 2007.

DIVIDEND

REINVESTMENT

AND DIRECT STOCK

PURCHASE PLAN

Prospectus July 23, 2007

Dividend Reinvestment and Direct Stock Purchase Plan

This prospectus contains information about the Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”) of UGI Corporation (the “Company” or “UGI”). The Plan provides investors with a simple and convenient method to purchase shares of UGI common stock without the payment of any brokerage commissions or service charges. An investor does not have to be a current shareholder of UGI common stock to participate in the Plan.

This prospectus relates to 400,000 shares of UGI common stock, without par value, to be offered for purchase under the Plan. Our common stock is listed on the New York Stock Exchange under the symbol “UGI.” On July 16, 2007, the closing price of our common stock was $27.67 per share.

Investing in our common stock involves risk. Before enrolling in the Plan, carefully consider the risks discussed in this prospectus, including, without limitation, under “Forward-looking Statements,” in Question 2 “What are the disadvantages or risks of the Plan?” and in our filings with the Securities and Exchange Commission.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE PLAN OR THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 23, 2007

ABOUT THIS PROSPECTUS

This prospectus replaces and supersedes the UGI prospectus dated July 26, 2000 and the prospectus supplement dated May 15, 2006.

Please read this prospectus carefully. If you own shares now, or if you decide to buy shares in the future, please keep this prospectus with your permanent investment records, since it contains important information about the Plan.

You should rely only on the information contained or incorporated by reference in this prospectus or any future prospectus supplement. We have not authorized anyone to provide you with different information. This prospectus may be used only where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

As used in this prospectus, the words “we,” “us,” “our” and “UGI” refer to UGI Corporation and its subsidiaries unless otherwise indicated or the context otherwise requires.

FORWARD-LOOKING STATEMENTS

Information contained in this prospectus may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements use forward-looking words such as “believe,” “plan,” “anticipate,” “continue,” “estimate,” “expect,” “may,” “will” or other similar words. These statements discuss plans, strategies, events or developments that we expect or anticipate will or may occur in the future.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. However, actual results almost always vary from assumed facts or bases, and the differences between actual results and assumed facts or bases can be material, depending on the circumstances. When considering forward-looking statements, keep in mind the following important factors that could affect our future results and could cause those results to differ materially from those expressed in our forward-looking statements: (1) adverse weather conditions resulting in reduced demand; (2) cost volatility and availability of propane and other liquefied petroleum gases (“LPG”), oil, electricity and natural gas and the capacity to transport product to our market areas; (3) changes in domestic and foreign laws and regulations, including those relating to safety, tax and accounting matters; (4) the impact of pending and future legal proceedings; (5) competitive pressures from the same and alternative energy sources; (6) failure to acquire new customers thereby reducing or limiting any increase in revenues; (7) liability for environmental claims; (8) increased customer conservation measures due to high energy prices and improvements in energy efficiency and technology resulting in reduced demand; (9) adverse labor relations; (10) large customer, counterparty or supplier defaults; (11) liability in excess of insurance coverage for personal injury and property damage arising from explosions and other catastrophic events, including acts of terrorism, resulting from operating hazards and risks incidental to generating and distributing electricity and transporting, storing and distributing natural gas, propane and other LPG; (12) political, regulatory and economic conditions in the United States and in foreign countries, including foreign currency rate fluctuations, particularly in the euro; (13) reduced access to capital markets and interest rate fluctuations; (14) reduced distributions from subsidiaries; and (15) the timing and success of the Company’s efforts to develop new business opportunities.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results. Carefully consider the factors discussed in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2006 and in Part II, “Item 1A. Risk Factors,” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, which could materially affect our business, financial condition or future results.

We undertake no obligation to update publicly any forward-looking statement whether as a result of new information or future events except as required by the federal securities laws.

THE COMPANY

UGI Corporation is a holding company that distributes and markets energy products and related services through subsidiaries and joint venture affiliates. UGI is a domestic and international retail distributor of propane and butane (which are liquefied petroleum gases); a provider of natural gas and electric service through regulated local distribution utilities; a generator of electricity; a regional marketer of energy commodities; and a provider of heating and cooling services.

UGI was incorporated in Pennsylvania in 1991. Our executive offices are located at 460 North Gulph Road, King of Prussia, Pennsylvania 19406, and our telephone number is (610) 337-1000. Our website is http://www.ugicorp.com. The information on our website is not incorporated into, and does not constitute a part of, this prospectus.

SUMMARY OF THE PLAN

An investor who participated in the Company’s former Dividend Reinvestment Plan as of July 23, 2007 automatically will be a participant in this Plan to the extent of the investor’s participation in the former Plan. The Plan will be effective as of July 23, 2007.

The Plan provides investors with a simple and convenient method to purchase shares of UGI common stock, without the payment of any brokerage commissions or service charges. The features of the Plan include:

1.	Reinvestment of Dividends; Price. Shareholders may use all or any part of the dividends they are entitled to receive to purchase shares of common stock. The price paid for common stock purchased with reinvested dividends will be equal to the average of the high and low sales prices of the common stock on the New York Stock Exchange (Composite Transactions) on the trading day immediately preceding the date on which dividends are reinvested, as described under the heading “Reinvestment Date / Investment Date.” See “Dividend Reinvestment Options” and “Purchase Price for Shares” below.

2.	Initial Investment; Price. Interested investors may become participants by making an initial cash investment of at least $1,000 but not more than $12,000. The price paid for common stock purchased upon an initial investment will be equal to the average of the high and low sales prices of the common stock on the New York Stock Exchange (Composite Transactions) on the last trading day immediately preceding the investment date. See “Enrollment” and “Purchase Price for Shares” below.

3.

Additional Cash Purchases;    Price. Plan participants may purchase additional shares of common stock by using the Plan’s cash investment option. Each additional cash purchase must be at least $25. Total cash purchases may not exceed $12,000 per year. Only one additional cash purchase may be made per month. Generally, the price paid for common stock purchased under the cash investment option will be equal to the average of the high and low sales prices of the common stock on the New York Stock Exchange (Composite Transactions) on the last trading day immediately preceding the investment date. See “Cash Investment Option” and “Purchase Price for Shares” below.

4.	Payroll Deduction for Employees. Employees who join the Plan may have cash payments deducted from their salary through payroll deductions. See “Cash Investment Option.”

5.	No Commissions or Other Expenses. Participants will pay no brokerage commissions or other expenses when they purchase shares with reinvested dividends or other cash. UGI will pay all of these fees and expenses under the Plan. See “Plan Fees” below.

6.	Safekeeping of Certificates. Participants may deposit UGI common stock certificates for safekeeping into a book-entry account at no additional cost. Upon a participant’s request, a certificate for the shares held in safekeeping will be sent to the participant free of charge.

7.	Federal Taxes on Dividends. Under federal tax law, participants will have to pay federal income tax on reinvested dividends even though they do not actually receive them. See “Tax Aspects” below.

8.	Gifts or Transfer of Shares. Participants may give and transfer shares to others. See “Transfers and Gifts” below.

ADMINISTRATOR OF THE PLAN

Computershare Trust Company, N.A. has been appointed to act as agent for each participant and administer the Plan (the “Administrator”). The Administrator will purchase and hold shares of stock for Plan participants, keep records, send statements and perform other duties required by the Plan.

By enrolling in the Plan, participants authorize the Administrator to receive optional cash payments and dividends on their behalf, if any portions of dividends are reinvested, and to apply these amounts to purchase shares of UGI common stock.

UGI reserves the right to make additional or other arrangements for the administration of the Plan. See “Plan Changes and Termination” below for additional information about changes to the Plan.

All inquiries, notices, requests and other communication about participation in the Plan should be directed to the Administrator as detailed below.

INQUIRIES ABOUT THE PLAN AND PARTICIPATION IN THE PLAN

For information about the Plan or participation in the Plan, contact the Administrator:

•	By Telephone

For UGI shareholder service, including the sale of a participant’s shares: 1-800-850-1774

•	In writing

For account correspondence, to make a cash investment, to deposit certificates, request withdrawal of shares, request the sale of shares or termination of participation:

UGI Corporation

c/o Computershare Trust Company, N.A.

P.O. Box 43078

Providence, RI 02940-3078

or

250 Royall Street

Canton, MA 02021

•	By Internet

For a copy of the Plan prospectus, enrollment, requests to sell, other inquiries or forms or requests to initiate certain account transactions: www.computershare.com

Participants should mention UGI in all communication with the Administrator and provide their account number.

Participants may access their account online to view share balance, track the estimated value of their holdings, view dividend history, sell shares, request a stock certificate, print duplicate statements, and obtain online forms and other information about their account. Participant online account information is housed on the Administrator’s website at www.computershare.com through Investor Centre.

DESCRIPTION OF THE PLAN

The following question and answer format briefly explains the Plan. An investor who participated in the Company’s former Dividend Reinvestment Plan as of July 23, 2007 automatically will be a participant in this Plan to the extent of the investor’s participation in the former Plan. The Plan will be effective as of July 23, 2007.

Purpose

1. What is the purpose of the Plan?

The purpose of the Plan is to provide shareholders and interested investors the opportunity to purchase shares of UGI common stock periodically without payment of commissions or other expenses. The Plan also provides participants with safekeeping of certificates and a convenient way to transfer and sell shares.

Risks

2. What are the disadvantages or risks of the Plan?

In addition to the factors set forth under “Forward-looking Statements” above, the disadvantages or risks of the Plan include:

•	No interest is paid on funds pending investment. No interest is paid on dividends or funds held by the Administrator pending reinvestment or investment.

•

Participants bear all risk of loss that may result from market fluctuations in the price of UGI common stock. UGI cannot guarantee that the price of UGI common stock will increase. The ability to purchase or sell shares is subject to the terms of the Plan; participants cannot designate a specific price or date at which to purchase or sell shares. In addition, participants will not know the exact number of shares purchased until after the reinvestment or investment date. Participants may not be able to purchase or sell shares in the Plan in time to react to market conditions. Thus, participants bear the risk of loss that may result if the price of UGI common stock decreases.

•

Participants may not be able to sell Plan shares at one time or at a favorable price. The market price of our common stock varies. UGI cannot guarantee that there will be an active trading market for its common stock in the future. Participants may not be able to sell all of their Plan shares at any one time or at a favorable price, if at all. Thus, investors should participate in the Plan only if they are capable of making, and seeking to make, a long-term investment in UGI common stock.

Participants are encouraged to review carefully other important factors and risks that are identified in our most recent Annual Report on Form 10-K for the fiscal year ended September 30, 2006 and are updated in our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus.

Eligibility

3. Who is eligible to participate in the Plan?

Any person or entity is eligible to participate in the Plan, whether or not such person or entity currently owns UGI common stock. Investors living outside the U.S. should make sure that participation would not violate any laws in the country in which they reside. We reserve the right to terminate the participation of any shareholder if we deem it advisable under any foreign laws or regulations.

Enrollment

4. How does a person enroll?

A. How does a shareholder who owns UGI common stock registered in his or her name become a participant?

A shareholder who owns common stock registered in the shareholder’s name may become a participant in the Plan by either:

•	completing the enrollment form included with this prospectus and sending it to the Administrator at the address shown on the form or

•	enrolling online through the Administrator’s website at www.computershare.com and following the instructions provided.

Shareholders who enroll in the Plan can increase their ownership of UGI common stock through the automatic reinvestment of dividends received on UGI common stock.

B. How does a shareholder who holds UGI common stock through a broker, bank or other intermediary account become a participant?

A beneficial owner of UGI common stock whose shares are registered in a nominee name (such as in the name of a bank, broker or other nominee) but who wishes to participate in the Plan should arrange to have the participant’s broker, bank or other nominee participate in the Plan on the participant’s behalf. In such a case, participation may be on terms and conditions that differ from the terms and conditions of this Plan and a participant will be limited to the dividend reinvestment feature of the Plan only. The terms and conditions also will be subject to the terms and conditions of the participant’s bank, broker or nominee.

A beneficial owner of UGI common stock whose shares are registered in a nominee name but who wishes to participate directly in the Plan should instruct the shareholder’s broker, bank or other nominee to register some or all of the shareholder’s UGI shares in the beneficial owner’s name. The beneficial owner should then:

•	complete the enrollment form included with this prospectus and send it to the Administrator at the address shown on the form or

•	enroll online through the Administrator’s website at www.computershare.com and follow the instructions provided.

C. How does an interested investor who is not a shareholder become a participant?

An interested investor may become a participant by making an initial minimum investment of at least $1,000 but not more than $12,000 by either:

•	completing the enrollment form and sending it to the Administrator at the address shown on the form or

•	enrolling online through the Administrator’s website at www.computershare.com and following the instructions provided.

The initial investment can be paid by check, made payable to “Computershare – UGI,” in U.S. dollars drawn on a U.S. bank. When enrolling online, an investor can authorize a one-time bank debit to satisfy the minimum purchase amount or a one-time debit plus ongoing investments. After the initial minimum investment has been paid, the minimum cash purchase will be $25. Total cash purchases, including the initial minimum investment, may not exceed $12,000 per year. Only one cash purchase may be made per month.

5. How can an interested investor or a shareholder get a copy of the prospectus or enrollment form?

To request a copy of the Plan prospectus or enrollment form, contact the Administrator at 1-800-850-1774 or print or download these items from the Administrator’s website at www.computershare.com.

Dividend Reinvestment Options

6. Will participants receive dividends?

The Plan does not affect the dividend policy of UGI or represent a guarantee of the payment of future dividends, which will continue to depend upon the earnings and financial condition of, and other relevant factors affecting, UGI and its subsidiaries.

7. What are the dividend reinvestment options under the Plan?

Participants may elect to reinvest all, some or none of the dividends they receive on UGI common stock to purchase additional shares. Participants must select one of the following three options on the enrollment form:

Full dividend reinvestment	Cash dividends paid on all Plan shares will be automatically reinvested to purchase additional shares of UGI common stock.

Partial dividend reinvestment	A portion of a participant’s cash dividends will be paid in cash and the remainder will be reinvested to purchase additional shares of UGI common stock. A participant must specify the number of whole Plan shares on which they wish to receive cash dividends. A participant may choose to have such cash dividends directly deposited to the participant’s designated U.S. bank account or sent by check.

All cash (no dividend reinvestment)	A participant will be paid all cash dividends. A participant may choose to have such cash dividends directly deposited to the participant’s designated U.S. bank account or sent by check.

If a dividend option is not selected on an enrollment form, a participant’s dividends will be fully reinvested to purchase additional shares. Shares on which dividends are reinvested are considered participating shares.

To have dividends directly deposited into a designated U.S. bank account, a participant must complete and return a Direct Deposit Authorization Form. A participant may request a copy of the Direct Deposit Authorization

Form from the Administrator at 1-800-850-1774 or authorize direct deposit when enrolling online or accessing the participant’s account online at www.computershare.com.

8. Can a participant change the participant’s dividend option under the Plan?

A participant may request a change to the participant’s dividend option at any time by:

•	calling the Administrator at 1-800-850-1774;

•	accessing the participant’s account through the Administrator’s website at www.computershare.com; or

•	writing to the Administrator at P.O. Box 43078, Providence, RI 02940-3078 or 250 Royall Street, Canton, MA 02021.

The Administrator must receive a request on or before a dividend record date in order for a request to be effective for that dividend. Otherwise, a request will be effective for the following dividend.

Cash Investment Options

9. How does the cash investment option work?

A participant may purchase additional shares of UGI common stock by using the Plan’s cash investment option. Under this option, a participant can invest a minimum of $25 per month and a maximum of $12,000 per year, including the initial minimum investment. Optional cash investments will be used to purchase shares on the first trading day of each month.

•

Investments by check. Participants can make additional cash investments by check, payable to “Computershare – UGI,” in U.S. dollars drawn on a U.S. bank. Participants should not send cash, traveler’s checks, money orders or third party checks. To facilitate investment processing, participants should use the cash investment transaction form attached to the participant’s statement of account and mail the participant’s check and transaction form in the return envelope provided with each statement or to the address specified on the statement. A check must be received by the Administrator at least two business days prior to the date on which such optional cash investment is to be used to purchase any additional shares of common stock. When investing by check, there is no need to invest the same amount each time. A participant is under no obligation to make investments in any month or at any particular time.

•

Investments by one-time bank debit. Participants can make additional cash investments by going to the Administrator’s website at www.computershare.com and authorizing a one-time online bank debit from an account at a U.S. bank or financial institution. One-time online optional cash payments will be held by the Administrator for at least three banking days before being invested. A participant should refer to the online confirmation for the participant’s bank account debit date. When investing by one-time online bank debit, there is no need to invest the same amount each time. A participant is under no obligation to make investments in any month or at any particular time.

•

Investments by automatic withdrawal. Participants can make additional cash investments on a regular, recurring basis by authorizing an Automatic Clearing House withdrawal from an account at a U.S. bank or financial institution. Participants can authorize funds to be withdrawn from such account on the 25th day of each month. If the 25th is not a business day, funds will be withdrawn on the next business day. This feature allows participants to make ongoing investments without writing a check. To authorize automatic withdrawals, a participant must complete a Direct Debit Authorization Form, which can be obtained by calling the Administrator or by accessing the participant’s account through the Administrator’s website at www.computershare.com. A request will be processed and will become effective as promptly as practicable; however, a participant should allow four to six weeks for the first automatic withdrawal to be initiated. Automatic deductions will continue at the level specified by a participant until the Administrator is instructed otherwise.

Interest will not be paid on amounts held pending investment. In the event that a participant’s optional cash payment is returned unpaid, whether the investment was made by check or an attempted automatic withdrawal from the participant’s bank account, the Administrator will consider the request for investment of such funds null and void. The Administrator shall immediately remove from the participant’s account those shares, if any, purchased upon the prior credit of such funds. The Administrator shall thereupon be entitled to sell shares to satisfy any uncollected amount and will assess a $25 fee. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the Administrator shall be entitled to sell such additional shares from the participant’s account as may be necessary to satisfy the uncollected balance.

10. How does a participant change or stop automatic deductions?

A participant may change or stop automatic deductions by:

•	calling the Administrator at 1-800-850-1774;

•	accessing the participant’s account through the Administrator’s website at www.computershare.com; or

•	completing and submitting to the Administrator a new Authorization Form for Automatic Deductions.

A new Direct Debit Authorization Form must be completed if a participant’s bank account number changes.

11. How may an employee participate through payroll deductions?

Employees of UGI and its subsidiaries may participate through a payroll deduction option. An employee may join the Plan at any time by completing an authorization form and a payroll deduction form and returning them to UGI. By completing the payroll deduction form, employees will authorize UGI to withhold a specified amount from their compensation in each pay period, the total of which may not exceed $12,000 per year, and apply that amount to the purchase of shares for the account of the employee on the first trading day of each month at a purchase price equal to the average of the high and low sales prices of the common stock on the New York Stock Exchange (Composite Transactions) (“NYSE”) on the last trading day immediately preceding the investment date. The payroll deduction form will permit such authorization to continue for an indefinite period of time until the amount of the payroll deduction is revised, changed or terminated by written notice to UGI. Such notice of a revision, change or termination by an employee will become effective as soon as practicable after an employee’s request is received by UGI. The minimum weekly payroll deduction is $1.

Reinvestment Date / Investment Date

12. When will shares be purchased under the Plan?

The dividend payment dates for UGI common stock are currently the first day of each of January, April, July and October. Thus, the date that dividends are reinvested will be the first day of each of January, April, July and October. If the investment date falls on a day that our stock is not traded (e.g., a weekend day or holiday), then the investment date will be on the next trading day.

Initial and optional cash investments will be invested on the first trading day of each month. The Administrator will apply any optional cash investment received at least two business days before an investment date to the purchase of stock for that investment date. Any optional cash investment not received at least two business days before an investment date will be applied to the purchase of stock on the next succeeding investment date, unless a participant requests that the optional cash investment be returned.

Source of Shares

13. What is the source of shares for the Plan?

Shares of our common stock will be issued directly by us from our authorized but unissued shares or treasury shares.

Purchase Price for Shares

14. At what price are shares purchased with reinvested dividends?

On the dividend payment date, UGI will pay to the Administrator dividends on the shares allocated to participants’ accounts. These funds will be used to purchase shares from the Company at a price equal to the average of the high and low sales prices for the Company’s common stock as reported by the NYSE for the trading day immediately preceding the date on which dividends are reinvested, as described under the heading “Reinvestment Date / Investment Date.”

15. At what price are shares purchased with initial cash investments and optional cash investments?

Initial and optional cash investments will be used to purchase shares on the first trading day of each month. These funds will be used to purchase additional shares at a price equal to the average of the high and low sales prices of the common stock on the NYSE on the last trading day immediately preceding the optional cash investment date. All additional shares purchased and held under the Plan will automatically become participating shares under the Plan. Each participant’s account will be credited as of the applicable purchase date with the number of full and fractional shares equal to the amount to be invested divided by the applicable purchase price.

16. Will interest be paid on amounts held pending the actual investment date?

No. Interest will not be paid on any amounts held by the Administrator pending investment.

17. Will a participant have control of when shares are purchased?

A participant will not have the authority or power to control either the timing or pricing of shares purchased under the Plan. Accordingly, participants will bear the market risk associated with fluctuations in the price of UGI common stock. That means that it is possible for the market price of UGI common stock to increase or decrease before a participant’s funds are used to purchase shares.

Book-entry Shares and Safekeeping of Shares

18. How are Plan shares held?

Shares of UGI common stock purchased under the Plan will be maintained in a participant’s Plan account in book-entry form. Participants will receive a periodic Plan statement detailing the status of their holdings.

19. May participants deposit UGI shares into their account for safekeeping?

A participant may deposit any UGI stock certificates registered in the participant’s name with the Administrator for “safekeeping” to be held as book-entry shares at no cost. We will pay all fees for this service. Safekeeping is beneficial because participants will no longer bear the risk and cost associated with the loss, theft, or destruction of stock certificates.

To use the safekeeping service, complete the transaction form that is a part of the statement of account and send it together with the stock certificates to the Administrator at the address indicated on the form. Or, simply send the certificates to the Administrator and include a written request to have the certificates deposited. Do not endorse the certificates or complete the assignment section. Please send certificates by registered or certified mail, with return receipt requested, or some other form of traceable mail, and properly insured.

The certificates will remain a participant’s responsibility until they are received by the Administrator. The Administrator will confirm the receipt of stock certificates deposited for safekeeping.

Certificates for Shares

20. How does a participant obtain a stock certificate?

A participant can request a stock certificate for some or all of the whole shares credited to the participant’s Plan account at any time by:

•	calling the Administrator at 1-800-850-1774;

•	accessing the account through the Administrator’s website at www.computershare.com; or

•	completing and submitting the tear-off portion of a statement of account.

Certificates will be issued for whole shares only and are normally issued within two business days after receipt of a request.

If a participant wishes to remain enrolled in the Plan but wishes to withdraw a portion of the participant’s shares, a stock certificate will be issued for the requested number of whole shares and any remaining whole and/or fractional shares will remain in the account.

If a participant requests a stock certificate for all shares credited to the participant’s account and wishes to close such account and terminate participation in the Plan, a stock certificate will be issued for the whole shares and a cash payment will be made for any remaining fractional share. The cash payment will be based on the then market price of UGI common stock on the NYSE on the date on which the cash payment is made, less any applicable service or processing fees.

Certificates will be issued in the name(s) in which the account is registered, unless otherwise instructed. If the certificate is to be issued in a name other than a participant’s, the participant will be required to initiate a transfer of ownership before the certificate can be issued. The signature on the transfer instructions must be guaranteed by a financial institution participating in the Medallion Guarantee Program, as discussed under “Can a participant transfer or gift shares?” below.

Sale of Shares

21. How does a participant arrange for the sale of shares in the Plan?

A participant can sell all or any portion of the participant’s book-entry Plan shares by:

•	calling the Administrator at 1-800-850-1774;

•	accessing the participant’s account through the Administrator’s website at www.computershare.com; or

•	completing and submitting the tear-off portion of a statement of account.

In addition, a participant may use a stockbroker to sell shares by (i) requesting a certificate for the participant’s shares and delivering the certificate to such stockbroker or (ii) authorizing the Administrator to transfer the participant’s shares electronically to a brokerage account through the Direct Registration System.

If a participant wants to sell shares held in stock certificate form, the shares must first be deposited and converted into book-entry shares.

Upon receipt of a request to sell Plan shares, the Administrator will make every effort to process a request on the day that it is received. To do so, sale instructions must be received by 1:00 p.m. Eastern time on a business day during which the Administrator and the NYSE are open. Sales will be made through a broker-dealer that may be affiliated or unaffiliated with the Administrator at the then-current market price. The Administrator will promptly mail a check for the proceeds, less applicable service and processing fees. See “Plan Fees” below.

Computershare has sole discretion in all matters related to the sale. A participant cannot specify a price or time for the Administrator to sell Plan shares.

All sale requests having an anticipated market value of $25,000 or more should be submitted in written form.

Termination of Participation

22. How does a participant terminate participation?

A participant can terminate participation in the Plan at any time by:

•	calling the Administrator at 1-800-850-1774;

•	accessing the participant’s account through the Administrator’s website at www.computershare.com; or

•	completing and submitting the tear-off portion of an account statement.

If a participant requests termination of participation, the participant must choose (i) to sell all of the participant’s shares held by the Administrator, (ii) to receive a certificate or open a book-entry account for all full shares and a check for the fractional share, or (iii) a combination of the foregoing. After termination of participation, dividends will be paid by check or directly deposited into a participant’s bank account.

23. How can participation in the Plan be terminated?

At its discretion, UGI may instruct the Administrator to close a Plan account that contains less than one share of UGI common stock. In such a case, the participant will receive a check for the fractional share based on the then-current market price of UGI common stock, less any service and processing fees. The check for the net sale proceeds will be mailed to the participant’s address of record.

In the event a participant reinvests dividends and its notice of termination is received by the Administrator near a record date for a dividend payment, the Administrator, in its sole discretion, may either distribute that dividend in cash or reinvest it in shares on the participant’s behalf. In the event the dividend is reinvested, the Administrator will process the termination as soon as practicable, but in no event later than five business days after the purchase is completed.

UGI reserves the right to deny, suspend or terminate participation by a shareholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such event, the Administrator will notify the participant in writing and will continue to safe keep the participant’s shares but will not accept optional cash investments or reinvest the participant’s dividends.

Additionally, UGI reserves the right to terminate a participant’s enrollment if UGI deems it advisable under any foreign laws or regulations.

Transfers and Gifts

24. Can a participant transfer or gift shares?

A participant may transfer ownership of some or all Plan shares by gift, private sale, or otherwise. To transfer shares, a participant must complete a Transfer of Ownership Form, or an executed stock power, and return it to the Administrator. Transfers may be made in book-entry or certificated form.

Requests for transfer of book-entry shares held under the Plan are subject to the same requirements as the transfer of UGI common stock certificates, including the requirement of a Medallion Signature Guarantee. A participant may request a copy of the Transfer of

Ownership Form by contacting the Administrator at 1-800-850-1774 or by downloading the forms from the Administrator’s website at www.computershare.com.

Reports to Participants

25. What types of reports or communications will a participant receive?

•

Account statements. A participant will receive statements of year-to-date account activity after each transaction in the participant’s account. Each account statement will show the amount of cash invested, where applicable; the amount of dividends reinvested; the purchase or sale price; the number of shares purchased or sold and any applicable fees; and any activity associated with share deposits, transfers or withdrawals.

•

Shareholder communications. A participant will receive copies of the same communications sent to all other UGI common stockholders. If applicable, a participant may consent to receive such materials electronically over the Internet. Thus, instead of receiving materials through the mail, a participant will receive an electronic notice through e-mail regarding the availability of UGI materials online and instructions regarding how to view and act on them.

•	Annual IRS information returns. A participant will receive an annual statement that reports dividends paid to them as well as gross proceeds from the sale of any Plan shares. See “Tax Aspects” below.

Address change

26. What if a participant’s address changes?

A participant should notify the Administrator promptly if the participant’s address changes. All communications, including notices, dividends and statements, will be sent to the participant’s latest address on record.

Adjustment of Number of Shares

27. What if UGI issues a stock dividend or there is a recapitalization or rights offering?

In the event of any stock dividend on the Company’s common stock, or if there is any recapitalization of the Company affecting the common stock resulting from any merger, consolidation or other reorganization of the Company, or in the event of any split-up or combination of shares of the common stock, appropriate adjustment shall be made by the Board of Directors of the Company in the aggregate number of shares that may thereafter be offered under the Plan. Adjustments shall be made in such manner as the Board of Directors shall in its sole discretion determine to be equitable, and such determination shall be conclusive for all purposes of the Plan.

If the Company sells additional shares of common stock through a rights offering, the rights will be forwarded to the participant for disposition.

Voting

28. How do participants vote Plan shares at shareholder meetings?

Participants may vote Plan shares in accordance with instructions set forth in the Company’s proxy materials for all shareholder meetings.

Plan Changes and Termination

29. Can the Plan be changed or terminated?

The Board of Directors reserves the right to suspend, modify or terminate the Plan at any time. Any such suspension, modification or termination will be announced to all shareholders. No shares issued under the Plan will revert to UGI upon termination of the Plan under any circumstances. The Plan does not affect the dividend policy of UGI or represent a guarantee of future dividends, which will continue to depend upon the earnings and financial condition of, and other relevant factors affecting, UGI and its subsidiaries.

UGI and the Administrator reserve the right to change any administrative procedure of the Plan. If the Plan is terminated, whole shares will continue to be held in book-entry form in a participant’s Plan account or distributed in certificate form at UGI’s sole discretion. A cash payment will be made for any fractional share.

Tax Aspects

30. What are the tax consequences of participating in the Plan?

Cash dividends, if any, reinvested under the Plan will be taxable for U.S. federal income tax purposes as having been received even though a participant has not actually received them in cash. The total amount of dividends, if any, paid to a participant during a calendar year, whether or not they are reinvested, will be reported to such participant and the U.S. Internal Revenue Service each year.

Participants will not realize any taxable income when they receive certificates for full shares credited to their account whether upon their request for such certificates or upon withdrawal from or termination of the Plan. However, participants may realize capital gains or losses when full shares acquired under the Plan are sold. Upon withdrawal from or termination of the Plan, participants may also realize capital gain or loss when they receive a cash payment for a fractional share credited to their accounts.

Responsibilities of UGI and the Administrator

31. What are the responsibilities of UGI and the Administrator under the Plan?

Neither UGI nor the Administrator will be liable for any act the Administrator does in good faith or for any good faith omission to act. This includes, without limitation, any claims of liability for:

•	failure to terminate a participant’s account upon the participant’s death prior to receiving written notice of such death;

•	purchases or sales prices reflected in the participant’s Plan account or the dates of purchases or sales of the participant’s shares; or

•	any fluctuation in the market value after a participant’s purchase or sale of shares.

PLAN FEES

Enrollment of new investors	• No Charge

Purchase of shares

• Reinvestment of dividends	• No charge

• Optional cash investments via check, one-time online bank debit or automatic withdrawal	• No charge

Sale of shares*

• Service fee	• $15.00 per transaction

• Processing fee (includes any brokerage commission the Administrator is required to pay)	• $0.12 per share

Gift or transfer of shares	• No charge

Safekeeping of stock certificates	• No charge

Certificate issuance	• No charge

Returned checks or failed automatic withdrawal	• $25

*	The Administrator will deduct applicable fees from the proceeds of a sale.

USE OF PROCEEDS

UGI will use the proceeds of the sale of common stock to participants in the Plan for general corporate purposes.

AVAILABLE INFORMATION

UGI files reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Exchange Act of 1934. Such reports, proxy statements and other information are available over the Internet at the SEC’s web site at http://www.sec.gov. A person can also read and copy any document filed with the SEC at the public reference facilities of the SEC, Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such materials can be obtained by mail at prescribed rates from the Public Reference Room of the SEC. Please call 1-800-SEC-0330 for further information about the operation of the Public Reference Room.

UGI’s common stock is listed on the New York and Philadelphia stock exchanges, and reports, proxy statements and other information concerning UGI can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the Philadelphia Stock Exchange, Inc. 1900 Market Street, Philadelphia, Pennsylvania 19103.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the SEC by UGI (File No. 1-11071) are incorporated by reference into this prospectus:

1.	UGI’s Annual Report on Form 10-K for the year ended September 30, 2006, as amended on Form 10-K/A dated June 29, 2007.

2.	UGI’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2006 and March 31, 2007.

3.	UGI’s Current Reports on Form 8-K dated October 24, 2006, December 5, 2006, February 22, 2007, February 27, 2007, March 20, 2007 and June 21, 2007.

4.	The description of UGI’s common stock contained in UGI’s Registration Statements under the Exchange Act on Form 8-B, dated March 23, 1992, as amended by Amendment No. 1 to Form 8-B, dated April 10, 1992.

All documents filed by UGI with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in and shall be a part of this prospectus from the date of filing of such documents.

The information incorporated by reference is considered to be part of this prospectus and later information filed with the SEC will modify or supersede this information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

A copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits to such documents, can be requested (at no cost) by writing or calling the Treasurer at UGI Corporation, P.O. Box 856, Valley Forge, Pennsylvania 19482, (610) 337-1000.

LEGAL OPINION

The legality of the shares of common stock offered by this prospectus has been passed upon for UGI by Morgan, Lewis & Bockius LLP.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to UGI Corporation’s Annual Report on Form 10-K for the year ended September 30, 2006, have been so incorporated in reliance on the report, which contains an explanatory paragraph on management’s assessment of the effectiveness of internal control over financial reporting and on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the PG Energy business that the Company acquired as of August 24, 2006, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

002CS60355

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration Fee	$341
Printing	40,000
Accounting Services	10,000
Legal Fees	30,000
Miscellaneous	659

Total Expenses	81,000

Item 15.	Indemnification of Directors and Officers.

Section 1741 of the Pennsylvania Business Corporation Law of 1988 provides that a business corporation may indemnify directors and officers against any threatened, pending or completed action or proceeding, provided that the person in question acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 1742 provides, however, that a business corporation may indemnify its directors and officers only against expenses (including attorneys’ fees) if the action or proceeding is by or in the right of the corporation. In addition, Section 1742 states that indemnification shall not be made if the person has been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnification for certain expenses. Section 1743 requires a corporation to indemnify its directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

Section 1713 of the Business Corporation Law permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. This section also provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or of responsibility under a criminal statute. Section 4.01 of our Bylaws limits the liability of any director to the fullest extent permitted by Section 1713 of the Business Corporation Law.

Section 1746 of the Business Corporation Law grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Article VII of our Bylaws provides for indemnification of directors, officers and other agents to the extent otherwise permitted by Section 1741 of the Business Corporation Law and pursuant to the authority of Section 1746 of the Business Corporation Law.

Article VII of our Bylaws provides, except as expressly prohibited by law, an unconditional right to indemnification for expenses and any liability paid or incurred by any of our directors or officers, or any other person designated by the Board of Directors as an indemnified representative, in connection with any actual or threatened claim, action, suit or proceeding (including derivative suits) in which he or she may be involved by reason of being or having been our director, officer, employee or agent, or at our request, of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. The Bylaws specifically authorize indemnification against both judgments and amounts paid in settlement of derivative suits. Section 1742 of the Business Corporation Law only authorizes indemnification of expenses incurred in defending a derivative action. Article VII of the Bylaws also allows indemnification for punitive damages and liabilities incurred under federal securities laws.

Unlike the provisions of Business Corporation Law Section 1744, Article VII does not require us to determine the availability of indemnification by first following certain prescribed procedures. A person who has incurred an indemnifiable expense or liability has a right to be indemnified independent of any procedures or determinations that otherwise would be required, and that right is enforceable against us as long as indemnification is not prohibited by law. To the extent indemnification is permitted only for a portion of a liability, the Bylaw provisions require us to indemnify such portion. If the indemnification provided for in Article VII is unavailable for any reason in respect of any liability or portion thereof, the Bylaws require us to make a contribution toward the liability. Indemnification rights under the Bylaws do not depend upon the approval of any future Board of Directors.

Section 7.04 of our Bylaws authorizes us to further effect or secure our indemnification obligations by entering into indemnification agreements, maintaining insurance, creating a reserve, trust, escrow, cash collateral or other fund or account, granting a security interest in our assets or property, establishing a letter of credit or using any other means that may be available from time to time.

Section 5.01(c) of our Bylaws limits the personal liability of our officers to us to the same extent that directors are relieved of such liabilities pursuant to Section 4.01 of the Bylaws, with the exception that the limitation of the liability of officers applies only to liabilities arising out of derivative claims by shareholders asserting a right of ours and not to liabilities arising out of third-party claims.

Item 16.	Exhibits.

Exhibit No.	Exhibit
3.1	(Second) Amended and Restated Articles of Incorporation of the Company as amended through June 6, 2005 (incorporated by reference to Exhibit 3.1 contained in UGI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005)
3.2	Bylaws of UGI as amended through September 28, 2004 (incorporated by reference to Exhibit 3.2 contained in UGI’s Current Report on Form 8-K dated September 28, 2004)
5.1	Legal Opinion of Morgan, Lewis & Bockius LLP
23.1	Consent of Morgan, Lewis & Bockius LLP (included in opinion filed as Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Morison Cogen LLP
24.1	Power of Attorney (included on signature page)

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania, on the 23rd day of July, 2007.

UGI CORPORATION

By:	/s/ Lon R. Greenberg
Lon R. Greenberg
Chairman and Chief Executive Officer

Each person whose signature appears below hereby appoints Lon R. Greenberg, John L. Walsh, and Robert H. Knauss, and each of them acting individually, as his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, with the authority to execute in the name of each such person, and to file with the Commission, together with any exhibits thereto and other documents therewith, any and all amendments to this registration statement (including post-effective amendments and all other related documents) necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the Commission in respect thereof, which amendments may make such changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated, as of July 23, 2007.

By:	/s/ Lon R. Greenberg	Chairman of the Board and Chief Executive Officer (Principal Executive Officer) and Director
Lon R. Greenberg

By:	/s/ John L. Walsh	President and Chief Operating Officer (Principal Operating Officer and Principal Financial Officer) and Director
John L. Walsh

By:	/s/ Michael J. Cuzzolina	Vice President – Accounting and Financial Control and Chief Risk Officer (Principal Accounting Officer)
Michael J. Cuzzolina

By:	/s/ Stephen D. Ban	Director
Stephen D. Ban

By:	/s/ Richard C. Gozon	Director
Richard C. Gozon

By:	/s/ Ernest E. Jones	Director
Ernest E. Jones

By:	/s/ Anne Pol	Director
Anne Pol

By:	/s/ Marvin O. Schlanger	Director
Marvin O. Schlanger

By:	/s/ James W. Stratton	Director
James W. Stratton

By:	/s/ Roger B. Vincent	Director
Roger B. Vincent

Exhibit Index

Exhibit No.	Exhibit
3.1	(Second) Amended and Restated Articles of Incorporation of the Company as amended through June 6, 2005 (incorporated by reference to Exhibit 3.1 contained in UGI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005)

3.2	Bylaws of UGI as amended through September 28, 2004 (incorporated by reference to Exhibit 3.2 contained in UGI’s Current Report on Form 8-K dated September 28, 2004)

5.1	Legal Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Morgan, Lewis & Bockius LLP (included in opinion filed as Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Morison Cogen LLP

24.1	Power of Attorney (included on signature page)